UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DENNY’S CORPORATION 203 EAST MAIN ST. (P-12-01) SPARTANBURG, SC 29319 ATTN: GAIL SHARPS MYERS
Denny’s
Your Vote Counts!
DENNY’S CORPORATION
2023 Annual Meeting
Vote by May 16, 2023 11:59 PM ET
V11074-P88245
You invested in DENNY’S CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 17, 2023.
Get informed before you vote
View the Notice and Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
For complete information and to vote, visit www.ProxyVote.com Control #
Smartphone users
Point your camera here and vote without entering a control number
Vote Virtually at the Meeting*
May 17, 2023
11:00 a.m. Eastern Time
Virtually at: www.virtualshareholdermeeting.com/DENN2023
*Please check the meeting materials for any special requirements for meeting attendance.
V1.1

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Voting Items
1. Election of eight (8) directors.
Nominees:
1a. Bernadette S. Aulestia
1b. Olu Beck
1c. Gregg R. Dedrick
1d. José M. Gutiérrez
1e. Brenda J. Lauderback
1f. John C. Miller
1g. Kelli F. Valade
1h. Laysha Ward
2. A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the fiscal year ending December 27, 2023.
3. An advisory resolution to approve the executive compensation of the Company.
4. An advisory resolution to approve the frequency of the stockholder vote on executive compensation of the Company.
5. A proposal that requests the Company to issue a report analyzing the provision of paid sick leave among franchise employees and assessing the feasibility of inducing or incentivizing franchisees to provide some amount of paid sick leave to all employees.
6. To transact such other business as may properly come before the meeting.
Board Recommends
For For For For For For For For For For
Year Against
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V11075-P88245